Exhibit 99.1

[THE INTERPUBLIC GROUP OF COMPANIES, INC. LOGO] -- OMITTED

                    THE INTERPUBLIC GROUP OF COMPANIES INC.
               WORLDWIDE ADVERTISING AND MARKETING COMMUNICATIONS
               1271 Avenue of the Americas, New York, N.Y. 10020

FOR IMMEDIATE RELEASE

Management Changes at Interpublic and McCann-Erickson WorldGroup

John Dooner Returns to Lead McCann as Chairman and CEO; David Bell Named Chairman and CEO of Interpublic

NEW YORK, NY (February 27, 2003) -- At a regularly scheduled meeting, the Board of Directors of the Interpublic Group (NYSE: IPG) today announced significant changes in the top management of both the holding company and its largest unit, the McCann-Erickson WorldGroup.

Interpublic Chairman and CEO, John J. Dooner, Jr., 54, will assume an active operating role as Chairman and CEO of McCann, replacing James R. Heekin, 53, who will be leaving the company. Mr. Dooner will retain his seat on Interpublic's Board of Directors. David Bell, 59, will succeed Dooner as Chairman and CEO of The Interpublic Group and re-join the Board of Directors. Mr. Bell had been Vice Chairman at Interpublic since the holding company he previously headed, True North Communications, was acquired by Interpublic in 2001. Mr. Bell and Mr. Dooner will assume their new responsibilities on Thursday, February 27, 2003.

According to Frank Borelli, who continues as Presiding Director of the Interpublic Board, "John's decision is a bold one - for Interpublic to succeed, McCann must lead the way. We are very pleased that he is returning to the things he loves most: serving clients, creating great advertising and leading McCann, which John built into a global integrated marketing powerhouse during his 16-year tenure there. He is demonstrating real leadership by stepping into an operating role, where he can have the greatest positive impact on Interpublic's financial results and on increasing shareholder value."

Borelli added, "In David, we are fortunate to have an executive who is so well suited to assume the responsibilities of Chairman and CEO. He is widely respected in the advertising industry world, where he was a successful agency leader, the only person to have chaired all of the industry's leading professional associations and the head of a major holding company. In this last role, David demonstrated that he has the skill set, visibility and credibility to effectively reach out to the financial community."

"My only interest is, and has always been, the success of Interpublic," said Mr. Dooner. "When the major operating companies are running on all cylinders, the holding company naturally thrives. McCann is our lead engine and it must be a market leader, in terms of both its performance and its standing in the industry. The financial and operational challenges of 2002 have taken a significant toll on the agency and its management. It's an organization I care about, with whose clients I have long and deep relationships. I'm very excited about what we can do there and about returning to 'active duty' as an advertising and marketing practitioner."

According to Mr. Bell, "I am looking forward to working with the heads of all our companies in leading Interpublic forward. Our focus must continue to be on improved operating performance. I am confident I can make significant contributions in driving organic growth and creating value for our shareholders."

About Interpublic

Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies. Its five global operating groups are McCann-Erickson WorldGroup, The Partnership, FCB Group, Interpublic Sports and Entertainment Group, and Advanced Marketing Services. Major global brands include Draft Worldwide, Foote, Cone & Belding Worldwide, Golin/Harris International, Initiative Media, Lowe Worldwide, McCann-Erickson, Octagon, Universal McCann and Weber Shandwick Worldwide.

Contact Information
Press:
Philippe Krakowsky
(212) 399-8088

Investors:
Susan Watson
(212) 399-8208

Biographical Information Follows

About David Bell

David Bell, an industry leader in marketing communications, is Vice Chairman of The Interpublic Group of Companies, the world's largest marketing communications and services company.

Prior to its merger with Interpublic, Mr. Bell was Chairman and Chief Executive Officer of True North Communications Inc., the world's sixth largest global advertising and marketing communications holding company. Under his leadership, True North global brands (including FCB Worldwide, BSMG and Marketing Drive) expanded the company's competitiveness while significantly improving True North shareholder value in just two years. He also established a culture of collaboration across True North brands on behalf of clients seeking broader solutions, significantly driving organic growth.

Before his appointment to CEO of True North, Mr. Bell lead Bozell Worldwide as President and Chief Executive Officer. During his career at Bozell, the agency grew from $12 million to over $500 million in revenue. He came to Bozell in 1975, when the agency acquired Knox Reeves Advertising, where he had been President since 1972. Prior to that, he was an Executive Vice President; the agency's youngest Vice President; and an Account Executive. Mr. Bell began his career at Leo Burnett in its Executive Development Program.

A 1965 graduate of Macalester College in St. Paul, Minnesota, Mr. Bell was President of the student body and a champion debater. Later becoming the college's youngest Trustee, he received both the Macalester College Distinguished Alumni Award and its Charter Centennial Medallion.

Mr. Bell serves the industry as Chairman of The Advertising Council. Concurrently he also gives his time and expertise as Chairman of the Advertising Educational Foundation and PRO-AD PAC, the industry's Political Action Committee. Throughout his career Mr. Bell has held key industry leadership positions including Chairman of the American Association of Advertising Agencies in 1996-97 and two-time Chairman of the America Advertising Federation.

He serves on the Board of Directors of Primedia Inc. and The Partnership for New York. In addition, he is a Director of the National Forest Foundation and a Trustee of the Convent of the Sacred Heart school in New York City. He is a past Trustee of both Macalester College and The Pittsburgh Theological Seminary.

David Bell lives in Manhattan with his wife, Gail, and their son Andrew. His daughter Ashley is a freshman at Yale.

About John Dooner

John J. Dooner, Jr. was named Chairman and Chief Executive Officer of The Interpublic Group of Companies, Inc. (NYSE: IPG), effective January 1, 2001. He had held the position of President and Chief Operating Officer since March 2000.

Previously, he was Chairman and Chief Executive Officer of Interpublic's McCann-Erickson WorldGroup and is credited with leading McCann-Erickson in its transformation from the leading global advertising agency to one of the world's largest and fastest-growing integrated marketing communications organizations. The success of this transformation is reflected in the "Agency of the Year" honors McCann-Erickson won in 2000 from all major trade publications, including Advertising Age, Adweek, Business Marketing, and Media and Marketing Europe.

Vision, energy and a persistent dedication to growing by serving clients have characterized all of Mr. Dooner's 27-year career with Interpublic. His tenure has been highly noted in the industry for its extraordinary new business record, for improving the creative and overall quality and reputation of the companies he has headed, and for aggressively expanding the range of communications competencies offered.

Since Mr. Dooner took over as McCann-Erickson's CEO in 1994, the company has tripled in size. McCann-Erickson WorldGroup, the global marketing communications management company formed by Mr. Dooner in September 1997, is today a $20-billion plus (in billings) enterprise comprised of the McCann-Erickson Worldwide advertising agency network as well as a portfolio of specialized marketing communications companies. These other companies include: McCann Relationship Marketing (MRM) Worldwide; Momentum Worldwide (event marketing/sales promotion); FutureBrand (brand equity consulting/design) and McCann Healthcare Worldwide. In addition, through IPG, WorldGroup is allied with Shandwick International (public relations) and Zentropy Partners (on-line marketing).

Mr. Dooner was named Chairman and CEO of McCann-Erickson Worldwide in January 1995 five months after becoming President, Chief Executive Officer. Previously, he was President, Chief Operating Officer, a position he assumed in 1992. Earlier, from 1988-1992, he was President of McCann-Erickson North America. He joined McCann in 1984 as SVP, Worldwide Account Coordinator, responsible for such major international clients as Coca-Cola and Gillette. The following year he was named EVP, General Manager of McCann New York. During his four years as head of the New York operations, billings more than doubled and in 1989 he was named Adweek's "East Coast Executive of the Year."

Before coming to McCann, Mr. Dooner was with Marschalk (now Lowe Lintas & Partners Worldwide). After joining that agency in 1973 as a media department Manager, he transferred to the account side and rose through the ranks becoming EVP, Director of Account Management and Board member in 1983. He began his career in the media area of Grey Advertising in 1970.

Mr. Dooner is a Charter Member of the President's Advisory Council of CARE; serves on the Boards of Directors of the National Multiple Sclerosis Society and the Sound Shore Medical Center and is on the Board of Trustees of the College of New Rochelle. In 1997 he was honored with the National Human Relations Award by The American Jewish Committee. He holds a B.A. from St. Thomas Villanova University.